Guggenheim Investment Management, LLC
Code of Ethics
2009

June 2009

Table of Contents

I.	OVERVIEW	1
II.	PURPOSE OF THE CODE AND PRINCIPLES OF BUSINESS CONDUCT	2
III.	PERSONS COVERED BY THE CODE	2
IV.	ACCOUNTS COVERED BY THE CODE	3
V.	SECURITIES COVERED BY THE CODE	4
VI.	PROHIBITED SECURITY TRANSACTIONS UNDER THE CODE	5
VII.	PRE-CLEARANCE OF INITIAL PUBLIC, LIMITED OR PRIVATE
	OFFERINGS	6
VIII.	OUTSIDE AFFILIATIONS	7
IX.	POLITICAL CONTRIBUTIONS	7
X.	GIFTS AND ENTERTAINMENT	7
XI.	CONFIDENTIALITY/SAFEGUARDING OF DATA	8
XII.	REPORTING REQUIREMENTS	8
XIII.	REPORTING OF VIOLATIONS	10
XIV.	ANNUAL REVIEW	11
XV.	SANCTIONS	11
XVI.	INTERPRETATIONS AND EXCEPTIONS	12
XVII. RETENTION OF RECORDS		12
XVIII. INSIDER TRADING POLICY		12
Exhibit A – Outside Affiliation/Private Transaction/Board Membership Pre-Clearance
	Questionnaire
Exhibit B – Employee Initial/Annual Securities Holdings Report and Certification
Exhibit C – Quarterly Personal Trading Disclosure
Exhibit D – Broker Letter Template for Duplicate Confirms and Statements
Supplement 1 – Transacting in Registered Funds Sub-Advised By Guggenheim Investment
Management, LLC

i

CODE OF ETHICS & INSIDER TRADING POLICY

I.	OVERVIEW

This Code of Ethics (“Code”) has been adopted by Guggenheim Investment Management, LLC
(“Adviser”, “GIM” or “Guggenheim”), a registered investment adviser subsidiary of
Guggenheim Partners, LLC (“Parent”), and sets forth procedures and limitations which govern the business conduct and personal securities trading of persons associated with the Adviser.

Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”)
requires that an investment adviser adopt a written code of ethics containing provisions reasonably necessary to prevent persons covered by the Code from engaging in acts in violation of the above rules and sections and to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This Code has been adopted by senior management of the Adviser to effectuate the purposes and objectives of the Advisers Act, the Insider Trading and Securities Fraud Enforcement Act of
1988 ("ITSFEA"), and in accordance with industry best practices. The Code has also been designed to prevent violations of Federal Securities law with respect to GIM acting as adviser or sub-advisor to a registered investment fund (“Registered Fund”). Federal Securities Law means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C.
78a-mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the
Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15
U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338
(1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act
(31 U.S.C. 5311-5314; 5316-5332) as it applies to funds, and any rules adopted thereunder by the Commission or the Department of the Treasury

This Code is based upon the principle that the Adviser’s employees owe a fiduciary duty to its clients to conduct their affairs, including their personal securities transactions, in such manner to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Adviser; and (iii) any actual or potential conflicts of interest or any abuse of their position of responsibility. In addition, the Adviser’s employees are required to comply with applicable provisions of the Securities Act of 1933, as amended (the
“Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Advisers Act and rules thereunder. Due to the litany of definitions and interpretations contained in these laws, it is imperative that Adviser’s employees also be familiar with the GIM
Compliance Manual, which contains policies and procedures designed to address pertinent industry regulations. In addition, employees are asked to consult with the Chief Compliance
Officer (“CCO”)[1] of the Adviser or legal counsel before engaging in any activity or planned activity where there exists, or may exist, uncertainty concerning the legality of such activity.

[1] Note: Any reference herein to the CCO shall mean the CCO or any other person designated by the CCO, to undertake such role or responsibility. The CCO, as defined under SEC Rule 206(4)-7, is responsible for administering the Code and as identified in the Adviser’s Compliance Manual.

II.		PURPOSE OF THE CODE AND PRINCIPLES OF BUSINESS CONDUCT

It is a fundamental principle that the interests of clients are at all times paramount to the interests of any director, manager, principle, partner, officer or employee (collectively, “Employees”) of the Adviser. Persons covered by this Code must adhere to this general principle and the specific provisions of the Code at all times. Every Employee is required to read, understand, and comply with this document to protect and preserve the reputation of the Adviser and its affiliates.

Personal investing of all Employees of the Adviser must be conducted in a manner that avoids actual or potential conflicts of interest with Guggenheim’s clients. Employees of the Adviser shall use their employment status and any investment opportunities they learn of because of their positions with the Adviser, primarily for the benefit of clients and in a manner consistent with their fiduciary duties. The Adviser has attached a supplement to this Code with respect to the
Adviser’s role as a sub-adviser to registered funds.

No person covered by this Code shall engage in any act, practice, or course of conduct, which would violate the provisions of the federal and state securities’ laws. Any violation of the Code, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action including, but not limited to, disgorgement of profits, payment of a fine, censure, and, when appropriate, suspension or termination of employment and/or referral to appropriate governmental agencies. Supervised Persons (defined below) should be aware that they may be held personally liable for any improper or illegal activities they commit during the course their employment, and may be subject to civil penalties such as fines, regulatory sanctions, including suspensions, as well as criminal penalties.

No Employee of the Adviser, or any person acting under such Employee's direction, may directly or indirectly take any action to coerce, manipulate, mislead, or fraudulently influence the CCO in the performance of his or her duties under this Code.

III.		PERSONS COVERED BY THE CODE

The following categories or sub-categories of persons covered under the Code have been designed to meet all necessary requirements under the Advisers Act and the ITSFEA:

	(A)	“Supervised Person” includes any:

	i.	Director, officer, manager, principal and partner of the Adviser (or other persons occupying a similar status or performing similar functions);

	ii.	Employee of the Adviser; and

	iii.	Other person who provides advice on behalf of the Adviser or is subject to the Adviser’s supervision and control.

	(B)	"Access Person" means any Supervised Person who:

	i.	Has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client account the

Adviser or its affiliates manage or any registered fund which is advised or sub-advised by the Adviser (or certain affiliates, where applicable);

	ii.	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic;

	iii.	In connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities on behalf of a client;

	iv.	Obtains information concerning recommendations made regarding the purchase or sale of securities on behalf of a client;

	v.	Otherwise exercises Investment Control over client accounts;

	vi.	Is a manager, director, officer or partner of the Adviser; or

	vii.	Is deemed an Access Person by the CCO.

	(C)	“Non-Access Person” means any Supervised Person who does not meet the definition of
Access Person.

IV.		ACCOUNTS COVERED BY THE CODE; DEFINITIONS

The following accounts or situations are covered under the Code:

	(A)	Beneficial Ownership
A person has Beneficial Ownership if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary (financial) interest in the security.

All accounts over which an Access Person has a Beneficial Ownership interest, including but not limited to: individual, joint, partnership, custodial, trust, IRA, UGMA and
KEOGH accounts.

The determination of Beneficial Ownership is the responsibility of each Access Person; it is a fact-based decision.

	(B)	Immediate Family
All accounts of immediate family members of an Access Person, including any relative by blood or marriage who either (i) lives in the Employee’s household or (ii) is a financial dependent of the Employee, are subject to this Code (adult children with a separate household and ex-spouses are not covered under the Code). Immediate Family members may include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-
law, or sister-in-law, and shall include adoptive relationships, so long as such person also satisfies either (i) or (ii) described above.

	(C)		Investment Control
All accounts over which an Access Person exercises Investment Control are covered under the Code. Investment Control shall mean the direct or indirect power to exercise controlling influence over investment decisions. This includes any arrangement where the Access Person serves as an agent, executor, trustee or in another similar capacity.

Note: Accounts over which the Access Person retains no Investment Control and that are managed by an independent third-party are exempt from the prohibited transaction rules of the Code, if:

		i.	A copy of the discretionary account management agreement is provided to the
Guggenheim Partners’ Legal/Compliance Department (“Legal/Compliance
Department”) promptly upon establishment of the account;

		ii.	The Legal/Compliance Department finds no exceptions after his/her review of the discretionary account management agreement, and

		iii.	The Legal/Compliance Department is provided with an attestation from the Access
Person’s discretionary money manager that such Access Person has no ability to exercise investment control or to place unsolicited trades with such manager unless, in the view of the Legal/Compliance Department, the discretionary account management agreement (described in (C).i. above) contains language to such effect.

	(D)		Front-Running

Front-running or engaging in conduct that may be construed as front-running is strictly prohibited under this Code. Such conduct generally involves an Access Person purchasing or selling a Covered Security for his/her own account(s) on the basis of trading plans or actual trading positions of the Adviser’s client account(s) over which the
Access Person has Investment Control when the Access Person knows that such order is likely to materially change a price received by a client or move a market to the benefit of the Access Person and detriment of the client. Proprietary, Access Person, and discretionary accounts will be monitored for front-running.

V.		SECURITIES COVERED BY THE CODE

	(A)		Securities covered under this Code (i.e., Covered Securities) include any:

		i.	Stock;
		ii.	Note;
		iii.	Treasury stock;
		iv.	Security future;
		v.	Bond;
		vi.	Debenture;
		vii.	Evidence of indebtedness;
		viii.	Future;
		ix.	Investment contract;
		x.	Voting trust certificate;
		xi.	Certificate of deposit for a security;

	xii.	Option on any security or on any group or index of securities (e.g., put, call or straddle);
	xiii.	Exchange traded fund (ETF);
	xiv.	Limited partnership;
	xv.	Certificate of interest or participation in any profit-sharing agreement;
	xvi.	Collateral-RIC certificate;
	xvii.	Fractional undivided interest in oil, gas or other mineral right;
	xviii.	Pre-organizational certificate or subscription;
	xix.	Transferable shares;
	xx.	Foreign unit trust (i.e., UCIT) and foreign mutual fund;
	xxi.	Private investment fund, hedge fund, and investment club; and
	xxii.	Any other instrument that is considered a “security” under the various securities laws.

	(B)	Securities not covered under the Code include any:

	i.	Direct obligation of the U.S. government (e.g., Treasury bills, notes and bonds and
US savings bonds);
	ii.	Bankers’ acceptance;
	iii.	Bank certificate of deposit;
	iv.	Commercial paper;
	v.	Repurchase agreements;
	vi.	Money market funds;
	vii.	Open-end mutual funds, other than registered funds which are advised or sub-advised by the Adviser (or certain affiliates, where applicable);
	viii.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the Adviser (or certain affiliates, where applicable); and
	xxiii.	Bank debt.

VI.	PROHIBITED SECURITY TRANSACTIONS UNDER THE CODE

	(A)	No Supervised Person shall:

	i.	Engage in any act, practice or course of conduct, which would violate the provisions of this Code;

	ii.	Buy or sell based upon, or while in possession of, material non-public information regarding the issuer or a Covered Security in violation of applicable laws and regulations;
or

	iii.	Sell (without prior approval from an Authorized Approver2 ) or buy any security on the
GIM Restricted List (See Section XVIII(E)).

	(B)	No Access Person shall:

	i.	Engage in or give the appearance of Front-Running (as defined in Section IV).

[2] For purposes of the Code, “Authorized Approver” shall mean the CCO, his designee or member(s) of the
Advisor’s senior management.

	ii.	Acquire any Covered Security in an initial public offering (IPO), except with prior consent of the Legal/Compliance Department within the limited scope permitted for
“Restricted Persons” under FINRA Conduct Rule 2790 (see Section VII. below);

	iii.	Purchase or sell any Covered Security, while possessing material nonpublic information regarding any issuer of the Covered Security in violation of applicable laws and regulations, until the information becomes public or is no longer material.

	iv.	Engage in a Limited or Private Offering, without prior written approval of an Authorized
Approver (see Section VII. below).

	v.	Subject to the de minimus standard described in Section VII below, purchase or sell a fixed-income security without the prior consent of the CCO.

VII.		PRE-CLEARANCE

	(A)	Initial, Limited or Private Offerings - All Access and Supervised Persons must pre-clear with an Authorized Approver any proposed transaction in an Initial Public, Limited or Private
Offering. In addition, any person purchasing or holding Covered Securities acquired in an Initial
Public, Limited or Private Offering (as defined below) shall disclose to an Authorized Approver such investment when he/she plays a part in any subsequent consideration of an investment in the issuer for any client. In such circumstances, the decision to purchase Covered Securities of the issuer for a client account shall not be made by anyone with a personal interest in the issuer.

Initial Public Offering shall be defined as any offering of securities registered under the
Securities Act, the issuer or which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

Limited or Private Offerings shall be defined as offerings that are exempt from registration under the Securities Act, as amended, either pursuant to Sections 4(2), or 4(6), or Rules 504, 505, or
	506.	For the purposes of this Code, purchases of real estate shall not be subject to the prior written approval of an Authorized Approver.

When considering requests for participation in Initial Public or Limited Offerings, an Authorized
Approver will take into account the specific facts and circumstances of the request prior to reaching a decision. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Adviser, or his or her relationship to a client account. An Authorized Approver will also consider whether a client account is authorized to invest in securities of the issuer or whether the Employee is eligible to participate in an Initial Public Offering. At its discretion, an Authorized Approver may request any and all information and/or documentation necessary to satisfy it that no actual or potential conflict, or appearance of a conflict, exists between the proposed Initial Public, Private or Limited Offering and the interest of any client account.

Requests to participate in an Initial Public, Limited or Private Offerings should be submitted using the attached Exhibit A prior to the completion of such transaction.

	(B)	Registered Funds Advised or Sub-Advised by the Adviser - All Access and Supervised
Persons are required to pre-clear with the CCO, any transactions in registered funds advised by the Adviser. See attached Supplement #1.

	(C)	Fixed-Income Securities - Access Persons are required to pre-clear any trade in a fixed income security (bonds or bank loans) with the CCO before entering into such transaction.
However, preclearance is not required if the proposed transaction: (i) is less than or equal to
0.25% of the total debt outstanding of the company; or (ii) upon completion of the proposed transaction, the aggregate amount of such fixed-income security owned by the Access Person is equal to or less than 1.00% of the total debt outstanding of the company.

Upon request for pre-clearance, the CCO shall make reasonable inquiry with the Head Trader (or another member of the trading group in the event of a request from the Head Trader) as to the trading or proposed trading or pending purchase or sale orders of such fixed income security.
The CCO will not grant approval if at the time of the proposed purchase or sale, the fixed-
income security is being actively considered for purchase or sale by any client, or is being actively purchased or sold on behalf of a client account, or was purchased or sold by a client within the five days preceding the Access Person's request.

VIII.		OUTSIDE AFFILIATIONS

Any Supervised Person who is employed by, accepts any remuneration from, or performs any services for, any person or entity, including serving as a director of a public or private company, trustee or general partner of a partnership, other than the Adviser or any affiliate of the Adviser, must complete the Pre-Clearance Questionnaire attached hereto as Exhibit A.

In no event should any Supervised Person have any outside employment that might cause embarrassment to or jeopardize the interests of the Adviser, interfere with its operations, or adversely affect his or her productivity or that of other employees. In addition, Employees of the
Adviser must refer to the Parent’s Code of Conduct before undertaking any outside affiliation.

IX.		POLITICAL CONTRIBUTIONS

Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities (known as “pay to play”).
Although political contributions are not prohibited, Supervised Persons must be cognizant of potential conflicts of interest that may exist if the Adviser or its Employees contribute to the campaigns of any client(s), Employees or consultants to the Adviser.

Please see the Adviser’s Compliance Manual for further guidance on political contributions. In addition, Employees of the Adviser must refer to the Parent’s Code of Conduct before making any political contribution.

X.		GIFTS and ENTERTAINMENT

Generally, gifts and entertainment may not be solicited or accepted as inducements for undue influence on providing current or future financial services or transactions. Gifts may not be in the form of cash or cash equivalents. Further, Supervised Persons are not permitted to offer, seek or accept any gift, service or other item of more than de minimis value (on an annual basis), either directly or indirectly, from any person or entity that does business with or on behalf of the
Adviser. However, for the purposes of this provision, the following items are acceptable:

	i.	An occasional meal;
	ii.	An occasional ticket to a sporting event, the theater or comparable entertainment; or
	iii.	A gift of fruit or other foods.

Note: De minimis value is less than or equal to $250 (annual).

Please see the Adviser’s Compliance Manual for further guidance on gifts and entertainment. In addition, Employees of the Adviser should refer to the Parent’s Code of Conduct.

XI.		CONFIDENTIALITY/SAFEGUARDING OF DATA

Supervised Persons, as fiduciaries, must adhere to the Adviser’s Privacy Policy under Regulation
S/P of the Gramm-Leach-Bliley Act (the “GLBA”). All material, non-public client information must be safeguarded, and includes, but is not limited to, adherence to physical and technical security of information. With respect to material, non-public client information, Supervised
Persons are required to take reasonable measures to safeguard such information including, but not limited to:

	i.	Sharing of access codes and/or passwords with any other individual is prohibited without authorization from the Parent’s IT Department;

	ii.	Client information must be secured at all times;

	iii.	Information on investment strategies, transactions and investments being considered or used by the Adviser for client accounts shall be secured at all times and not discussed with persons who are not Access Persons or with third parties (other than as needed for compliance or business purposes) prior to their disclosure to clients of the Adviser.

	iv.	Transmission of material, non-public information to unauthorized parties, via any means, is strictly prohibited. Authorized parties include, but are not limited to, the following:

■ Affiliate firms and their designees;
■ Broker-dealers or other entities who conduct business with the Adviser on behalf of clients; and
■ Third party entities with a contractual need for such information and who have executed a non-disclosure agreement with the Adviser.

Please see the Adviser’s Compliance Manual for further guidance on Confidentiality.

XII.		REPORTING REQUIREMENTS

	(A)	Certification of Compliance with the Code

	1.	Initial

Upon hire, each Supervised Person and Access Person shall be provided a copy of this
Code by the Legal/Compliance Department[3] . The Supervised or Access Person will be required to certify that he/she:

	i.	Read and understands the Code and recognizes that he/she is subject thereto;
	ii.	Shall comply with the applicable requirements of the Code;
	iii.	Shall report all personal securities transactions required to be reported pursuant to the requirements of the Code; and
	iv.	Provided the Legal/Compliance Department with a disclosure of any outside business activities or interests[4] in which the employee may have an interest.

The certification shall be made on the applicable forms attached as Exhibit B and submitted to the Legal/Compliance Department no later than ten (10) days after becoming a Supervised or Access Person.

	2.	Annual

Annually, each Supervised and Access Person shall be provided a copy of, or access to, this Code by the Legal/Compliance Department. The Supervised or Access Person will be required to certify that he/she:

	i.	Has read and understands the Code and recognizes that he/she is subject thereto;
	ii.	Shall comply with the applicable requirements of the Code;
	iii.	Shall report all personal securities holdings required to be reported pursuant to the requirements of the Code; and
	iv.	Shall disclose any outside business activities or interests engaged or participating in at the time of certification.

The certification shall be made on the applicable forms attached as Exhibit B and submitted to the Legal/Compliance Department thirty (30) days after calendar year end.

(B)	Initial and Annual Disclosure of Holdings and Brokerage Accounts

Upon employment and annually thereafter, each Access Person shall be required to submit to the Legal/Compliance Department a report listing all Covered Securities holdings and securities trading accounts in which the Access Person has a direct or indirect Beneficial Ownership as defined by the Code.

The certification report shall be made on the form attached as Exhibit B and submitted to the Legal/Compliance Department no later than ten (10) days after the person becomes an
Access Person, and the information must be current as of a date no more than 45 days

[3] For purposes of the Code “Legal/Compliance Department” shall mean any member of the Guggenheim Partners
Legal/Compliance Department, the CCO or his designee.
[4] Outside business interests or activities include: ownership or other financial interest in a private company;
investment in a limited or general partnership, other than those offered by Guggenheim or its affiliates;
participation in an outside business; employed or compensated by a person outside of the Firm; serve as an officer or partner of another Firm; serve as a director, officer or equivalent of an entity other than the Firm or an affiliate; act as executor or trustee; engage in any investment related speaking, writing or teaching.
9

prior to the date the person becomes an Access Person and annually thirty (30) days after calendar year end.

Accounts of Immediate Family Members over which the Access Person exercises
Investment Control, but does not have a direct or indirect Beneficial Interest, shall be reported on Exhibit B and on an annual basis thereafter.

	(C)	Quarterly Personal Transactions

Each Access Person is required to report all transactions made in Covered Securities during the quarter.

Quarterly Trading Disclosures and any new securities accounts opened shall be submitted to the Legal/Compliance Department on the form attached hereto as Exhibit C no later than thirty (30) calendar days after the end of the calendar quarter, including any period in which no securities transactions were effected.

Exhibit C shall contain the following information:

		i.	The date of the transaction;
		ii.	The name/description of the security;
		iii.	The nature of the transaction (e.g., purchase or sale);
		iv.	The quantity and price of the security bought or sold;
		v.	Interest rate/maturity date (if applicable);
		vi.	The name of the broker, dealer or bank with or through whom the transaction was effected;
		vii.	The date the Access Person submits the information; and
		viii.	The nature of the interest (i.e., direct ownership, spouse, control, etc.).

This reporting requirement may be satisfied by directing a broker-dealer to send duplicate trade confirmations and brokerage statements directly to the Legal/Compliance
Department so long as the Legal/Compliance Department receives such confirmations or statements no later than thirty (30) days after the end of the applicable calendar quarter.

	(D)	Conflicts of Interest

Every Access Person shall notify the Legal/Compliance Department of any personal conflict of interest relationship that may involve any client such as the existence of any economic relationship between his/her transactions and Covered Securities held or to be acquired by any client other than transactions that such Access Person has disclosed in his/her Annual Disclosure of Holdings and Brokerage and Quarterly Transaction Reports.

XIII.		REPORTING OF VIOLATIONS

Each Supervised Person shall promptly report to the CCO any apparent violation of this Code and its associated policies and procedures.

Should the Adviser act as advisor to a Registered Fund, the CCO shall promptly report any material violation of this Code (not only those violations which involve deceptive, fraudulent, or manipulative act) involving the Registered Fund to the Registered Fund’s trustees.

The CCO, in concert with senior management of the Adviser, shall consider reports made hereunder and shall determine whether or not this Code has been violated and whether the appropriate sanctions, if any, should be imposed.

No Employee, who in good faith, reports a violation of this Code, whether to the CCO, the
Legal/Compliance Department or management of the Adviser, shall suffer harassment, retaliation or adverse employment consequences. An Employee who retaliates against someone who has reported a violation in good faith is subject to discipline by the Adviser. Alternatively, the Adviser will treat any malicious or knowingly false report of a violation to be a serious offence and may discipline the Employee making such report.

Employees are encouraged to share questions, concerns, suggestions or complaints with management of the Adviser, the CCO or other members of the Legal/Compliance Department.
Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

XIV.	ANNUAL REVIEW

The Legal/Compliance Department will review the adequacy of the policies and procedures contained in this Code and the effectiveness of its implementation. This review will consider any changes in the business activity of Guggenheim and any changes to the Advisers Act or applicable regulations that might suggest a need to revise the policies and procedures contained herein. In addition, the Legal/Compliance Department will consider the need for interim reviews in response to significant compliance events, changes in business arrangements or regulatory developments.

The Adviser will make the Code available to the board of directors or trustees of any Registered
Fund of which the Adviser acts as investment manager or sub-manager, for purposes of such board approving the policies and procedures contained herein.

XV.	SANCTIONS

This Code is designed to assure compliance with applicable laws and to reinforce the Adviser’s reputation for integrity in the conduct of their businesses.

Upon discovering a violation of this Code, sanctions may be imposed as deemed appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

An incidental failure to comply with the Code is not necessarily a violation of law or the
Adviser’s Principles of Business Conduct. Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred by the CCO to senior management of the
Adviser and disciplinary action commensurate with the violation, if warranted, will be imposed.

Violations of any of the enumerated Prohibited Transactions may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law or Principles of Business Conduct, but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment.

XVI.		INTERPRETATIONS AND EXCEPTIONS

The Legal/Compliance Department shall have the right to make final and binding interpretations of the Code and may grant, using its discretion, exceptions to certain of the prohibited transactions described in Section VI. above. A memorandum regarding the granting of any such exceptions shall be retained in the respective Employee’s file. Each Access Person must obtain approval from the CCO before taking any action regarding such an exception.

A member of senior management of the Adviser or any other person designated (who may or may not be an employee of the Adviser) (e.g., the Compliance Officer) is responsible for reviewing the CCO's personal trading reports required under the Code. If the CCO is in violation of the Code, senior management of the Adviser will impose the appropriate sanction(s).

XVII.		RETENTION OF RECORDS

This Code, as updated from time to time, acknowledgements of receipt of a copy of this Code by each Supervised Person, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, each memorandum made by the CCO hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Adviser as required under the Advisers Act for a period of not less than 5 years.

The Legal/Compliance Department will use its best efforts to ensure that all requests for pre-
clearance, all personal Securities transaction reports and all reports of Securities holdings are treated "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies.

XVIII.		INSIDER TRADING POLICY

	(A)	Policy Statement on Insider Trading

Section 204A of the Advisers Act requires the Adviser to establish, maintain, and enforce written procedures reasonably designed to prevent the wrongful use of “inside”
information.

The Adviser shall prohibit any Employee from trading, either personally or on behalf of others, or recommending Covered Securities, while in possession of material, non-public information in violation of applicable laws and regulations. This unlawful conduct is frequently referred to as "insider trading."

The Adviser’s policy extends to external activities and outside duties related to
Employees’ association with such Adviser. Every Employee must read and retain this policy statement. Any questions regarding the Adviser’s insider trading policy and procedures should be referred to the Legal/Compliance Department or senior management of the Adviser.

Adherence to this Insider Trading Policy and Procedures is a basic condition of employment or association with the Adviser. Failure to comply with these policies and procedures is ground for disciplinary action, including discharge, of such Employee.

(B)	In General – Inside Information

Federal and state securities laws make it unlawful for any person to trade or recommend trading in securities on the basis of material and nonpublic, or “inside,” information in violation of applicable laws and regulations. The Adviser’s policy requires stringent avoidance of the misuse of inside information.

The misuse of material, nonpublic or “inside” information constitutes fraud, a term broadly defined under the securities laws.

Fraudulent misuse of “inside” information includes purchasing or selling securities on the basis of such information for the account of the firm, an employee, a customer, or anyone else. Fraudulent misuse also includes “tipping” such information to anyone, or using it as a basis for recommending, by way of a research report or otherwise, the purchase or sale of a security.

Persons guilty of fraudulently misusing “inside” information are subject to civil and criminal penalties (including imprisonment), SEC administrative actions, and dismissal by an Adviser.

“Inside” Information. “Inside” information is material, nonpublic information. The courts and regulatory authorities have broadly construed what constitutes “inside”
information. Generally speaking, information is “material” if it has “market significance” in the sense that it is likely to influence reasonable investors, including reasonable speculative investors, in determining whether to trade the securities to which the information relates. For example, information is likely to be “material” if it relates to significant changes affecting such matters as dividends; earnings estimates; write downs of assets or additions to reserves for bad debts or contingent liabilities; the expansion or curtailment of operations; proposals or agreements involving a merger, acquisition, divestiture or leveraged buy-out; new products or discoveries; major litigation; liquidity problems; extraordinary management developments; public offerings; changes of debt ratings; issuer tender offers; and recapitalizations. Given the potentially severe consequences to Guggenheim and its personnel of a wrong decision, any person who is uncertain as to whether any information he or she possesses is “inside” information must either contact the Legal/Compliance Department, or a member of senior management of the Adviser, for advice rather than relying on his or her own judgment or interpretation or assume the information is “inside” and act accordingly.

(C)	Prohibiting Misuse of Inside Information

Those in possession of inside information must preserve the confidentiality of such information and abstain from trading until the inside information is disclosed and made public, or ceases to be material. It is fundamental policy of the Adviser that:

•	No Adviser Employee, while in possession of inside information relevant to a
Covered Security, shall purchase or sell, or recommend or direct the purchase or sale of, such Covered Security for the account of the Adviser, an Employee, a client, or anyone else in violation of applicable laws and regulations.

•	No Employee shall use inside information in violation of applicable laws and regulations to purchase or sell Covered Securities for his or her own account, any account in which he or she has a direct or indirect beneficial interest (including accounts for family members), or any other account over which the Employee has discretionary authority or a power of attorney.

•	No Employee shall disclose inside information to any person outside the firm without the written authorization of the Legal/Compliance Department, or a member of senior management of the Adviser.

•	Any Employee who, in the course of his or her employment, obtains inside information that is later disclosed to the general public must allow sufficient time to elapse for the investing public to assimilate and evaluate the information before taking any action for his or her personal account on the basis of the disclosed facts.

(D)	General Guidelines

To ensure that material, non-public information is not misused, it is imperative that the flow of such information be limited so that only those people within the Adviser with a
“need to know” are given such information. For the avoidance of doubt, all Access
Persons of the Adviser shall be considered “need to know”.

Routine communications between departments or business units which are not transaction or issuer specific, such as general observations about industries and issuers within those industries, and which would not affect a person’s investment decision about a specific security, are not prohibited. If you have any question as to whether information is routine, however, please contact the Legal/Compliance Department or a member of senior management of the Adviser.

(E)	Maintenance of Restricted List

The Restricted List is a list of issuers in which the Adviser’s Employees are restricted from trading. Covered Securities will be added to the list when the Adviser, or any of its
Employees, comes into possession of actual non-public information that is material, about a company, such as business plans, earnings projections, or merger and acquisition plans that has not been publicly disclosed. If there is no longer an appropriate reason for maintaining a company name on the Restricted List, the company shall be removed.

The GIM Legal Group will send the Restricted List to all GIM Access Persons each
Friday as a mailing separate from the weekly package. The Restricted List will be in
PDF format and will contain the following (or a close approximation) reminder:

“Attached is the updated Restricted List. As a reminder, you are prohibited from transacting in any security on the Restricted List. You should contact the Legal
Group or the Chief Compliance Officer immediately if you have any questions pertaining to this list or any of the companies contained on the Restricted List.
YOU SHOULD NOT ACT WITH RESPECT TO ANY NAME ON THIS LIST
BEFORE DISCUSSING WITH THE LEGAL GROUP OR CCO.”

The GIM Legal Group will also add to the Restricted List a business contact who is responsible for monitoring each company on the Restricted List. Approximately every month, the GIM Legal Group will discuss each company on the Restricted List with the business contact person. The purpose of this discussion will be to confirm that the company should remain on the Restricted List. The GIM Legal Group will maintain appropriate notes, as may be necessary, to document such conversations.

GIM personnel assigned to a company on the Restricted List should contact the GIM
Legal Group in the event they believe that a company should be removed from the
Restricted List.

(F)	Review of Trading

The Legal/Compliance Department will review, at least quarterly, the trading activity of
Access Person accounts to monitor: (i) potential misuse of material, non-public information; (ii) instances of front-running; and (iii) for conflicts of interest or inconsistencies with applicable policies and procedures. Such review shall be documented and maintained by the CCO.

(G)	Investigations

The CCO will investigate, and document such investigation, questionable, anomalous, or suspicious trades, whether discovered through scheduled reviews, exception reports or any other way. The scope and extent of any particular inquiry will be determined by the nature of the trade in question. The relevant Employee may be contacted by the CCO for an explanation as to the trades in question and an investigation record kept. The record will contain, at a minimum, the following:

(a) The name of the security;
(b) The date the investigation commenced;
(c) An identification of the accounts involved; and
(d) A summary of the disposition of the investigation.

(H)	Procedures for Guggenheim’s Policy Against Insider Trading

The following procedures have been established to aid the Employees of the Adviser in avoiding insider trading, and to aid the Adviser in preventing, detecting, and imposing sanctions against insider trading. Each Employee of the Advisers must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties.

	1.	Identifying Inside Information

Before trading for yourself, or others, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

Is the information material? Is this something an investor would consider important in making his or her investment decision? Will the market price of the securities be substantially affected if the information was generally disclosed?

Is the information nonpublic? To whom has it been provided? Has it been effectively communicated to the marketplace by being published in, or distributed via, Reuters, The
Wall Street Journal, Dow Jones, The New York Times, industry or trade publication, or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any questions as to whether the information is material and nonpublic, you should take the following steps:

a. Do not purchase or sell the securities on behalf of yourself or others;

b. Do not communicate the information inside or outside the Adviser, other than to the Legal/Compliance Department or a member of senior management of the
Adviser; and

c. Report the matter immediately to the Legal/Compliance Department or a member of senior management of the Adviser.

After the Legal/Compliance Department or a member of senior management of the
Adviser has reviewed the issue, you either will be instructed to continue the prohibitions against trading and communications, or you will be allowed to trade and communicate the information.

	2.	Restricting Access to Material Nonpublic Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including associates, except as referred to above. In addition, take care that such information is secure by sealing files or restricting access to computer files containing nonpublic information.

	3.	Resolving Issues Concerning Insider Trading

If doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the procedures, or as to the propriety of any action, it must be discussed with the Legal/Compliance Department before trading.

(I)		Prohibition Against Spreading Market Rumors or False Information

In general, market participants are prohibited from deliberately or recklessly using any manipulative device, including rumors or false information, with an intention to affect the markets. Thus, Employees are prohibited from promoting, perpetuating, spreading or otherwise engaging in any activity that would result in the dissemination of any rumor with respect to a stock, security, fund, issuers or other investment that she/he knows to be false or misleading, in a manner which might reasonably be expected to affect market conditions.

Examples of prohibited behavior include, but are not limited to, the following:

• “Trash and cash” - taking a short position in a security and then disseminate misleading or false negative information about the investment, with the intention to drive down the security’s price; or

• Knowingly or recklessly spreading false or misleading information about an investment through a media outlet (such as in an Internet chat room or on a blog).

Violations of this policy may result in disciplinary action, including termination of employment, and/or civil or criminal penalties. Questions or possible violations should be immediately reported to the Legal/Compliance Department.

GUGGENHEIM

Exhibit A

Outside Affiliation/Private Transaction/Board Membership
Pre-Clearance Questionnaire

1. **Your Name & Title:** ______________________________
2. **Name of department:** ______________________________
3. **Name of your manager:** ______________________________
4. **List your responsibilities for Guggenheim Investment Management, LLC ("Guggenheim"):**

   ____
5. **Please state the full name and address of the private placement, business, nature of the investment or full name of the organization you are/wish to become affiliated with:**

   ____

   ____

SAMPLE

Please answer the following questions regarding the private placement, business, Board Membership or affiliation you intend to participate in. Please attach to this questionnaire any additional information you may have regarding your affiliation/investment (i.e.: private placement memorandum, offering circular, literature, etc.) that may assist in the approval process.

1. **How and by whom was this offer presented to you? Or, how and by whom were you approached to become affiliated?**

____

2. **Will you play any management role in the private placement or business and are you providing any service or advice to the business or issuer? What will your role and responsibilities consist of?**

____

____

3. **Approximately what percentage of your time will be spent on non-Guggenheim activities?**

____

4. **Will you be compensated? (If so, how?)** ☐ **Yes** ☐ **No**

____

5. **Does the Private placement issuer or organization have any dealings with Guggenheim? (If yes, please describe)** ☐ **Yes** ☐ **No**

____

Exhibit A

6. Is any client of Guggenheim eligible to hold securities of this issuer? Does any client of Guggenheim presently hold securities of this issuer?

---

7. Do you have any dealings on behalf of Guggenheim with the issuer or sponsor of this investment or membership? (If yes, please describe) ☐ Yes ☐ No

---

---

8. To the best of your knowledge, does the private placement issuer have plans to go public any time soon? If so, when? ☐ Yes ☐ No

---

9. Are you being given any preferential treatment in the deal? (If yes, please describe)
☐ Yes ☐ No

---

10. How much money will be invested, and/or what percentage of ownership will you have?

SAMPLE

11. In light of your position and responsibilities at Guggenheim, are you aware of any fact, issue or circumstance involving the private placement, proposed investment, Board membership or affiliation that might give rise to an actual or apparent conflict of interest? ☐ Yes ☐ No

Please Note:
If Board membership is with a public company you will be limited in your ability to invest in that company. Also, if you come into possession of material non-public information because of your Board membership you must inform the Compliance Department of the details so that trading activity in that public company can be appropriately monitored.

12. Does this investment require you to open a new brokerage account? (If yes, please describe).

Date	**Print Name**	**Signature**

SUPERVISER APPROVAL
I have reviewed and approved this request for permission to engage in the private securities transaction described above.

Date	**Name & Title of Approver (please print)**	**Signature**

COMPLIANCE APPROVAL ☐ **Yes** ☐ **No**

Date	**Name & Title of Approver (please print)**	**Signature**

Exhibit B

EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to Guggenheim Investment Management, LLC by	__________________	SS#:__________________
Please Print

Date of Becoming an Employee:______________________ (Initial Report)
December 31, 200__ (Annual Report)

As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect “Beneficial Ownership” interest
(Covered Securities includes any security other than bank certificates of deposit, open-end mutual fund shares other than mutual funds which are advised or sub-advised by
Guggenheim and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships.

Listed below are the accounts with any broker, dealer or bank that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not
Covered Securities) for my direct or indirect benefit (“Securities Account”) as of the date appearing above:

Name of Broker, Dealer or Bank with which Account Is Held	Account Number	Name on the Account	Status of Account (Open/Closed)

I certify that the accounts listed above are all of the Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

Note: For every bank or brokerage account of the Employee that is capable of holding Covered Securities for the Employee’s direct or indirect benefit, new employees must attach copies of the most recent statement(s) to this form. If this form is completed for annual certification, either an annual statement must be attached to this form or mailed directly to the following address: Guggenheim Investment Management, LLC, 135 East 57th Street, New York, NY 10022, Attention:
Compliance Department. It is the Employee’s sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities holdings. In lieu of attaching statements to this form, a print out of the Employee’s securities holdings printed directly from their broker’s website may also be submitted.

Exhibit B

Listed below are all securities including Covered Securities in which the employee currently holds in his/her trading accounts and has beneficial ownership interest upon hire or as of the year-end date specified above
Account Number	Shares/Face Amount	Name and Description of Security i.e. puts, calls, bonds (Include 144A, Reg S and other Privately Placed Securities, whether or notcustodied in a securities account)	Interest Rate/Maturity Date (if applicable)	Firm Through Which Transaction Was Effected	Nature of Interest (Direct Ownership, Spouse, Control, Etc.)

I further certify that the securities listed above are the only Covered Securities in which I have a direct or indirect Beneficial Ownership interest.

This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

I have received, reviewed, understand and agree to abide by the Firm’s Compliance Policies and Procedures as stated in the most recent copy of the Firm’s
Compliance Manual. To the best of my knowledge, I have reported all securities holdings for me and members of my Immediate Family to Guggenheim on the form provided to me. I hereby acknowledge that I have obtained, read and understand Guggenheim’s Compliance Policies and Procedures Manual. I
further certify that I have received, read, understand, and will abide by Guggenheim Investment Management, LLC’s Code of Ethics.

Employee Signature:_______________________________

Date of Submission:_______________________________

Reviewed By :_____________________________
Signature:________________________________
Date Reviewed:____________________________

GUGGENHEIM

Exhibit B

Guggenheim Investment Management, LLC
Initial Notification of Outside Business Activities

Listed below is/are my outside business activities. I will inform Senior Counsel and the Legal/Compliance Department of any changes to the following:

☐ Do you own stock or have directly or indirectly any financial interest in any other organization whose stock is not publicly traded? If yes, please provide a full explanation.

____

☐ Do you invest in limited or general partnerships, or private placements of securities, other than those offered by the Firm? If yes, please provide a full explanation.

____

☐ Have you made a co-investment with the Firm? If yes, please provide a full explanation.

____

☐ Are you engaged in any other business? If yes, please provide full explanation.

____

☐ Are you employed or compensated by any other person or entity? If yes, in what capacity?

____

☐ Do you serve as an officer or partner or of another organization? If yes, please provide the name of the organization and describe in what capacity you serve.

____

☐ Do you serve on the board of directors (or in any similar capacity) of any unaffiliated organization or on a formal or informal creditors committee? If yes, please provide information.

____

☐ Do you serve as an executor or trustee? If yes, for whom?

____

☐ Do you engage in investment related speaking, writing or teaching activities? If yes, please describe.

____

☐ None.

Relative to the above questions, please list all outside business activities including general partnerships, private investments, outside employment and Board memberships:

	Previously Disclosed to Compliance?	
______________________	☐ Yes	☐ No
______________________	☐ Yes	☐ No
______________________	☐ Yes	☐ No

____

Employee Name & Title (Please Print) ***Signature*** ***Date***

For Office Use Only:

Compliance Approval Granted By: ______________________ **Date:** ______________________

SAMPLE

Exhibit B
ANNUAL CERTIFICATION OF OUTSIDE BUSINESS ACTIVITY

______ No, I do not currently engage or participate in any outside business interest our activity*.
______Yes, I currently engage or participate in the following outside business interests or activities*, which have previously been approved. (Attach additional pages if necessary)
__________________________________
__________________________________
___________________________________
___________________________________
_______Yes, I currently engage or participate in outside business interests or activities*, which have not been previously approved and I have attached a separate Outside
Business/Private Transaction/Board Membership Pre-Clearance Questionnaire for each affiliation.
Name:____________________________
Signature:__________________________
Date: _________________________

*Outside business interests or activities include: ownership or other financial interest in a private company;
investment in a limited or general partnership, other than those offered by Guggenheim or its affiliates; participation in an outside business; employed or compensated by a person outside of the Firm; serve as an officer or partner of another Firm; serve as a director, officer or equivalent of an entity other than the Firm or an affiliate; act as executor or trustee; engage in any investment related speaking, writing or teaching.

Exhibit C

QUARTERLY REPORT OF SECURITIES TRANSACTIONS FOR GUGGENHEIM INVESTMENT MANAGEMENT, LLC

Statement to Guggenheim Investment Management, LLC by_________________________ SS#: _______________________
Please Print

For the Calendar quarter ended__________________________________
(Enter quarter end date)

Since the prior Quarterly Report, the following accounts have remained active/inactive or have been opened/closed. Listed below are accounts that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not Covered Securities) for my direct or indirect benefit.

Name of Broker, Dealer or Bank withwhich Account Is Held	Account Number	Name on the Account	Status of Account(Open/Closed)	Date (if Opened/Closed w/in Quarter)

I further certify that the accounts listed above are all of the Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

As of the date appearing above, the following are each and every transaction in a Covered Security in which I have a direct or indirect “Beneficial Ownership” interest
(Covered Securities include any security other than bank certificates of deposit, open-end mutual fund shares, other than those which are advised or sub-
advised by Guggenheim, and U.S. Government obligations). Also, I have included all activity in Covered Securities that occurred during the quarter. For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships.
This report need not disclose transactions in Covered Securities in any account over which the Employee has no direct influence or control.

Note: For every account in which there was trading activity during the previous quarter, Employees must either: (i) attach brokerage statements or a print out of transaction activity from the broker’s web site for every account in which there was trading activity; (ii) provide all trade information in the chart below; or (iii) direct their brokers to mail statements directly to the following address: Guggenheim Investment Management, LLC, 135 East
57th Street, New York, NY 10022, Attention: Compliance Department. Employees who indicate below that there was no activity during the quarter are not required to attach or include brokerage statements. It is the Employee’s sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities activity.

GUGGENHEIM

Exhibit C

Listed below are all Covered Securities transactions in which the employee has traded beneficial ownership interest during the calendar quarter specified above.

Account Number	Trade Date	Buy/Sell	Shares/Face Amount	Name and Description of Security i.e. puts, calls, bonds (Include 144A, Reg S and other Privately Placed Securities, whether or not custodied in a security account)	Interest Rate/Maturity Date (if applicable)	Price	Firm Through Which Transaction Was Effected	Nature of Interest (Direct Ownership, Spouse, Control, Etc.)

SAMPLE

If no transactions in Covered Securities occurred during the quarter ending ____________________, please insert "NONE" here:____________
(enter qtr end date)

I further certify that all information provided above in connection with my securities account and Covered Securities is true, correct and complete.

Employee Signature :______________________________ Compliance Signature: ______________________________

Date of Submission: ______________________________ Date Reviewed: ______________________________

Exhibit D

Broker Letter Template for Duplicate Confirmations and Statements

[On Company Letterhead]

[Date]

[Brokerage Firm]
[Address 1]
[City, State, Zip]
Attn: Compliance Department

Re: Accounts and/or Family Related Accounts of [Employee Name], SS#[XXX-XX-XXXX],
a [Interested Adviser] Employee

Dear Sir/Madam:

The above named employee of [Interested Adviser] has notified us that he/she maintains the following account(s) with your Firm:

Account Number	Account Name

Please be advised that Guggenheim Investment Management, LLC is registered with the Securities and
Exchange Commission and is required, as set forth by the Investment Advisers Act of 1940, as amended, to maintain records of every transaction in a security in which an employee of the investment adviser has any direct or indirect beneficial ownership.

Please make the necessary arrangements to send duplicate confirmations and monthly statements to:

[Interested Adviser]
[Address 1]
[City, State, Zip]
Attn: Compliance Department

This information is to be provided unless or until Mr./Mrs. [ ] notifies you to the contrary in writing. In the event that Mr./Mrs. [ ] ceases employment with Guggenheim Investment
Management, LLC, a letter will be sent from the Compliance Department terminating duplicate confirmations and statements. If you should have any questions, please contact me at (XXX) XXX-
XXXX.

Sincerely,

[Name of Designated Compliance Officer]
Compliance Officer

Exhibit D

As per the above request, I grant permission to your firm to add Guggenheim Investment Management,
LLC as an interested party and to forward copies of confirmations and statements regarding the above mentioned account(s).

_____________________ Date:_____________________
(Signature of Account Holder)
[Employee Full Name]

GUGGENHEIM INVESTMENT MANAGEMENT, LLC (“GIM”)

CODE OF ETHICS - SUPPLEMENT #1

TRANSACTING IN REGISTERED FUNDS SUB-ADVISED BY
GUGGENHEIM INVESTMENT MANAGEMENT, LLC

With respect to transactions in a registered fund sub-advised by GIM (“Fund”), GIM Access
Persons are required to comply with the following requirements which are in addition to the requirements of the GIM Code.

1.	Pre-Approval:

	A.	Access Persons are required to obtain prior written approval from the CCO before undertaking any transaction (e.g., purchase or sale) in a Fund. Pre-approval is in addition to, not a substitute, for other restrictions discussed below. Pre-approval is necessary to determine if the Fund is in a trading blackout (as described below in #2).

	B.	Pre-Approval is valid for one business day and must be renewed the following day if the Access Person wishes to trade the following day.

2.	Blackouts:

	A.	Dividend – Access Persons are prohibited from trading in a Fund seven trading days before and seven trading days after a dividend of the Fund is declared.

	B.	Board Meetings - Access Person may not trade in a Fund seven trading days before and seven trading days after a Fund board meeting.

3.	Holding Period – Access Persons are required to hold any purchase of a Fund for sixty calendar days.

4.	Re-investment of Dividends: Dividends that are automatically reinvested in a Fund are not subject to the pre-approval requirement.

5.	Reporting of Transactions – Access Persons must notify a Fund’s Compliance
Department immediately upon executing a trade in a Fund, but in no event more than 24 hours, after any transaction in a Fund. Such reporting is necessary so that the respective
Fund may make mandatory regulatory filings within the required time period.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Code.